UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2023 (June 14, 2023)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40574	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC
8.375% Senior Notes due 2026	SNCRL	The Nasdaq Stock Market, LLC

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by Synchronoss Technologies, Inc. (the “Company”) with the Securities and Exchange Commission on June 20, 2023 (the “Original 8-K”). The Original 8-K reported the final voting results of the Company’s annual meeting of stockholders held on June 14, 2023 (the “Annual Meeting”). The purpose of this Amendment is to update the disclosure under “Item 5.07 Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the Company’s board of directors (the “Board”) determination on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers (“Say-on-Pay”). No other changes are being made to the Original 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Annual Meeting, the Company’s stockholders voted in favor of holding future Say-on-Pay votes on an annual basis. In light of the stockholder vote and consistent with the Board’s recommendation set forth in the Company’s definitive proxy statement for annual frequency of Say-on-Pay votes, the Board has determined that future Say-on-Pay votes will be conducted on an annual basis, until the next required non-binding advisory vote on the frequency of Say-on-Pay votes, which is required to occur no later than the Company’s 2029 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2023

Synchronoss Technologies, Inc.
/s/ Louis Ferraro
Name:	Louis Ferraro
Title:	Chief Financial Officer
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